SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	March 29, 2007
(Date of earliest event reported)	March 28, 2007

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 28, 2007, we announced that Overland Pass Pipeline Company, LLC, which is a joint venture with a subsidiary of The Williams Companies, Inc., plans to build a $120 million natural gas liquids pipeline connecting the growing Piceance Basin in northwestern Colorado with the Overland Pass pipeline.

The 150-mile lateral pipeline is designed to transport as much as 100,000 barrels per day of raw natural gas liquids from the Piceance Basin to the 750-mile Overland Pass Pipeline. The Overland Pass pipeline will extend from Opal, Wyoming, to the Mid-Continent natural gas liquids hub in Conway, Kansas.

Construction on the 14-inch lateral pipeline to the Piceance Basin is currently expected to begin in the summer of 2008 with start-up scheduled for early 2009.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK Partners, L.P. dated March 28, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	March 29, 2007	By:	/s/ Curtis Dinan
Curtis Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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